Exhibit 2.1

SHARE PURCHASE AGREEMENT

BY AND AMONG

CELL CURE NEUROSCIENCES LTD.

and

TEVA PHARMACEUTICAL INDUSTRIES LTD.

and

HBL- HADASIT BIO-HOLDINGS LTD.

and

BIOTIME, INC.

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT is entered into as of the 7th day of October, 2010 (the "Agreement")

BY AND AMONG:

CELL CURE NEUROSCIENCES LTD. a company organized under the laws of the State of Israel, registered under number 51-375239-4 with offices at Kiryat Hadassah, Jerusalem 91121, Israel (the “Company”); and

TEVA PHARMACEUTICAL INDUSTRIES LTD. a company organized under the laws of the State of Israel, registered under number 52-001395-4 with offices at 5 Basel Street, Petach Tikva 49131 Israel (“Teva”); and

HBL- HADASIT BIO-HOLDINGS LTD. a company organized under the laws of the State of Israel, registered under number 51-373459-0 with offices at Kiryat Hadassah, Jerusalem Israel 91120 ("HBL"); and

BIOTIME, INC., a California corporation, having its place of business at 1301 Harbor Bay Parkway, Suite 100, Alameda, California 94502, USA (“BioTime”).

The Company, Teva, HBL and BioTime shall be hereinafter collectively referred to, in this Agreement, as the “Parties”; each one of which also being referred to as a “Party”.

RECITALS

 WHEREAS,   the Company is engaged in the development and exploitation of hES derived neural cells for cell replacement therapy of retinal and neurodegenerative diseases in humans; and

WHEREAS,    the Company wishes to raise capital by means of the issuance of a certain amount of Ordinary Shares of the Company, par value NIS 0.01 each (the "Ordinary Shares"); and

WHEREAS     Teva, HBL and BioTime (collectively, the "Investors" and each an "Investor") wish to invest a total aggregate amount of US$7,100,000 (Seven Million One Hundred Thousand US Dollars), inclusive of the HBL Conversion Amount and the BioTime Conversion Amount (as such terms are defined in Sections 1.3.1 and 1.3.2 below), in the Company at a pre money valuation of US$ 8,000,000 (Eight Million US Dollars), on the terms and conditions more fully set forth in this Agreement (the "Investment").

NOW THEREFORE, based on the representations contained herein and in consideration of the mutual promises and covenants set forth herein, the Parties agree as follows:

1.	INVESTMENT IN THE COMPANY; PURCHASE OF SHARES

1.1.
Subject to and in accordance with the terms and conditions of this Agreement, at the Closing (as defined below), the Company shall issue to the Investors, and the Investors shall purchase from the Company, such number of Ordinary Shares opposite each Investor's name set forth on Schedule 1.1 attached hereto for a total aggregate amount of 179,627 (one hundred and seventy nine thousand six hundred and twenty seven) Ordinary Shares of the Company (the “New Issue Shares”). The purchase price for each New Issue Share is US$40.02 (forty US Dollars and two cents) and the purchase price for the New Issue Shares to be paid by each of the Investors shall be as set forth opposite each Investor's name on said Schedule 1.1.  For the avoidance of doubt, the New Issue Shares include the HBL Conversion Shares and the BioTime Conversion Shares (as such terms are defined in Sections 1.3.1 and 1.3.2 below).

1.2.	All Investors' rights and obligations under this Agreement are and shall be several and not joint.

1.3.	Subject to and concurrently with the Closing, the outstanding convertible loans remitted to the Company by each of HBL and BioTime shall be converted into Ordinary Shares of the Company as follows:

1.3.1.
The convertible loan remitted to the Company by HBL pursuant to the Convertible Loan Agreement dated March 24, 2010 (the "HBL CLA") in the aggregate principal amount of US$100,000 (One Hundred Thousand US Dollars) together with all accrued and unpaid interest thereon as of September 30, 2010  as set out on Schedule 1.1 (the "HBL Conversion Amount"), shall be converted into 3,187 (three thousand one hundred and eighty seven) Ordinary Shares (the "HBL Conversion Shares"), at a price per share of US$ 32.02 (thirty  two US Dollars and two cents), reflecting a 20% (twenty percent) discount on the price per New Issue Share, pursuant to the terms of the HBL CLA. Upon such conversion, the HBL CLA shall be deemed fully converted, terminated and of no further force and effect, the aggregate outstanding principal amount and accrued and unpaid interest thereon shall be deemed satisfied in full and repayment of any residue of interest thereon accruing between September 30, 2010 and the Closing shall be deemed as having been waived by HBL.

1.3.2.
The convertible loan remitted to the Company by BioTime pursuant to the Convertible Loan Agreement dated June 21, 2010 (the "BioTime CLA") in the aggregate principal amount of $250,000 (Two Hundred Fifty Thousand US Dollars), together with all accrued and unpaid interest thereon as of September 30, 2010, as set out on Schedule 1.1 (the "BioTime Conversion Amount") shall be converted into 7,890 (seven thousand eight hundred and ninety) Ordinary Shares (the "BioTime Conversion Shares") at a price per share of US$ 32.02 (thirty two US Dollars and  two cents), reflecting a 20% (twenty percent) discount on the price per New Issue Share, pursuant to the terms of the BioTime CLA. Upon such conversion, the BioTime CLA shall be deemed fully converted, terminated and of no further force and effect, the aggregate outstanding principal amount and accrued and unpaid interest thereon shall be deemed satisfied in full and repayment of any residue of interest thereon accruing between September 30, 2010 and the Closing shall be deemed as having been waived by BioTime.

1.4.
In addition to any rights granted herein to the Investors, the New Issue Shares issued to the Investors hereunder shall grant the Investors any and all rights conferred upon the Ordinary Shares under the Amended Articles (as such term is defined in Section 2.2.3 below) and the Amended and Restated Shareholders Agreement (as such term is defined in Section 2.2.8 below).

1.5.
The aggregate number of New Issue Shares issuable to the Investors by the Company under this Agreement is equal to 47.02% (forty seven and two one-hundredths percent) of the share capital of the Company on a fully-diluted basis immediately following to the Closing, inclusive of the HBL Conversion Shares and the BioTime Conversion Shares.

2.	THE CLOSING

2.1.
Consummation of the purchase and issuance of the New Issue Shares to the Investors (the “Closing”) shall take place at 10 am within 7 (seven) business days following the execution of this Agreement by all of the Parties hereto (the “Closing Date”), at the offices of Baratz & Co. Attorneys-at-Law & Notaries, at 1 Azrieli Center, Round Tower, 18th Floor, Tel-Aviv 67021, Israel, or at such other time, date and place as the Parties shall mutually agree.

2.2.
The obligations of BioTime, HBL, and Teva to purchase and pay for the New Issue Shares, and the obligation of the Company to issue the New Issue Shares, shall be conditioned upon (a) the completion of all of the transactions described in the subsections of this Section 2.2, (b) all of the representations and warranties made by each Party herein being true and correct when made and being true and correct in all material respects on and as of the Closing Date as though made on the Closing Date, and (c) each Party having performed in all material respects all obligations required of such Party under this Agreement to be performed by it on or before the Closing (collectively, the “Closing Conditions”); provided, however, that the performance of a Party’s obligations, and the truthfulness and correctness of the representations and warranties made by a Party to this Agreement, shall not be a Closing Condition with respect to that Party.  At the Closing, the following transactions shall take place, all of which shall be deemed to have occurred simultaneously, and none of such transactions shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered:

2.2.1.
The Company will issue and allot the New Issue Shares to the Investors, and deliver to each Investor a share certificate, evidencing the New Issue Shares duly executed and issued to the Investor by the Company, in the form attached hereto as Schedule 2.2.1;

2.2.2.
Each Investor shall transfer its respective portion of the purchase price as set forth in Schedule 1.1 to the Company by way of wire transfer to the Company’s bank account at Bank Leumi Le Israel B.M., Branch 901(BR. 901) Jerusalem Main Branch; Swift Code: LUMIILITXXX IBAN: IL 110109010000065740 069; Account 901-657400/69, except that BioTime and HBL shall be credited, respectively with payment of the BioTime Conversion Amount and HBL Conversion Amount converted, respectively, into BioTime Conversion Shares and HBL Conversion Shares;

2.2.3.
The Company shall deliver to the Investors a true and correct copy of a resolution of the Company’s shareholders (the "Shareholders' Resolution"), substantially in the form attached hereto as Schedule 2.2.3(a), approving, inter alia, the execution and performance of this Agreement and the transactions contemplated herein and the adoption, subject to the Closing, of the Third Amended and Restated Articles of Association attached hereto and marked Schedule 2.2.3(b) (such Articles of Association as so amended, the “Amended Articles”);

2.2.4.
The Company shall deliver to the Investors, a true and correct copy of the resolution of the Board of Directors of the Company (the “Board”), substantially in the form attached hereto as Schedule 2.2.4, approving, inter alia, the execution of this Agreement, the issuance of the New Issue Share and the transactions contemplated herein;

2.2.5.
The Company shall deliver to the Investors, validly executed waivers by all existing shareholders of the Company, with respect to any preemptive rights, first refusal rights, anti-dilution rights, or similar rights such shareholders hold in connection with the transactions contemplated herein, pursuant to the governing documents of the Company effective immediately prior to the adoption of the Amended Articles or any applicable law or agreement, unless such rights have lapsed or have been exercised;

2.2.6.
The Company shall deliver to the Investors, a compliance certificate, duly executed by the Chief Executive Officer of the Company, dated as of the date of the Closing, substantially in the form attached hereto as Schedule 2.2.6 confirming that all of the representations and warranties made by the Company herein were true and correct when made and are true and correct in all material respects on and as of the Closing Date as though made on the Closing Date, and that the Company has performed in all material respects all obligations required under this Agreement to be performed by it on or before the Closing;

2.2.7.
The Company shall register the issuance and the allotment to each Investor of its respective amount of New Issue Shares, in the share register of the Company and shall deliver a copy of the register, in the form of Schedule 2.2.7, to the Investors;

2.2.8.
The Amended and Restated Shareholders Agreement attached hereto as Schedule 2.2.8 (the “Amended and Restated Shareholders Agreement”) replacing the Shareholders Agreement between the Company, HBL and ES Cell International Pte Ltd (“ESI”) dated March 22, 2006 as amended (the "Shareholders Agreement"), shall be executed by the parties thereto and delivered to each party thereto;

2.2.9.
The Company and Hadasit Medical Research Services and Development Ltd. ("Hadasit") shall have entered into: (i) an Amended and Restated Research and License Agreement (the "Restated Hadasit License Agreement"); (ii) a Research Agreement covering research and development to be conducted by Hadasit for the Company in addition to research on the RPE Program (defined below) (the “Additional Research Agreement”); and (iii) a Consulting Agreement whereby Hadasit and its principal researchers shall be granted options to acquire 5% (five percent) of the issued and outstanding share capital of the Company, following the Closing, on a fully diluted basis, of which 2% (two percent) will be provided under the existing option pool (the “Consulting Agreement”); all in forms approved by the Board, HBL and BioTime;

2.2.10.
The Company and Teva shall have entered into a Research and Exclusive License Option Agreement in a form approved by the Board and the current shareholders of the Company (the "Teva Option Agreement");

2.2.11.
The Company shall deliver to Teva a side letter agreement between Teva and Hadasit in respect of Teva's "step in rights" in the situation of a breach by the Company of the Restated Hadasit License Agreement, in the form attached hereto as Schedule 2.2.11;

2.2.12.
The Company shall deliver to Teva a side letter agreement between Teva and ESI in respect to Teva's "step in rights" in the situation of a breach by the Company of the Exclusive License Agreement dated March 22, 2006 between the Company and ESI, as amended (the "ESI License Agreement") in the form attached hereto as Schedule 2.2.12;

2.2.13.	The Company and ESI shall have entered into the Third Amendment to the ESI License Agreement in the form attached hereto as Schedule 2.2.13; and

2.2.14.
BioTime shall sign and deliver to the Company for further delivery by the Company to the Office of the Chief Scientist of the Israeli Ministry of Industry, Trade and Labor ("OCS"), an undertaking in a form substantially similar to the form attached hereto as Schedule 2.2.14 (the "OCS Undertaking").

2.3.
Immediately following the Closing and in no event later than 14 (fourteen) days after the date of Closing the Company shall (i) file the Amended Articles; (ii) make all filings and registrations as may be necessary to perfect the issuance of the New Issue Shares to the Investors upon the Closing; (iii) provide the Investors and their legal counsels with a copy of the extract from the Israeli Registrar of Companies’ reflecting all of the above filings; and (iv) provide written notice to the OCS of the issuance of the New Issue Shares to the Investors contemplated hereby together with the OCS Undertaking, and shall deliver to the Investors a copy of same.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Investors, and acknowledges that the Investors are entering into this Agreement in reliance thereon, as of the date hereof and as of the Closing Date as follows:

3.1.	The Company was incorporated on November 20, 2005 as a private company, limited by shares, under Reg. No. 51-375239-4;

3.2.
The Company is a company duly organized and validly existing under the laws of Israel and has all requisite corporate power and authority to carry on its business as currently conducted or proposed to be conducted and to own or lease and to operate the properties that it now owns or leases;

3.3.	The Company has the legal and/or other right to enter into this Agreement, and this Agreement does not conflict with and/or violate the terms of any other agreement to which the Company is a party;

3.4.
The execution and delivery of this Agreement and the performance of Company’s obligations hereunder have been duly authorized by all necessary action on the part of the Company, and this Agreement has been duly executed and delivered by, and constitutes a valid and binding agreement of, the Company;

3.5.
Subject to the fulfillment of the Closing Conditions, the issuance of the New Issue Shares to the Investors will not be subject to any preemptive rights, rights of first refusal or other preferential or third-party rights that have not been waived;

3.6.	The Company is not under any obligation to register any of its shares or other securities;

3.7.
The Second Amended and Restated Articles of Association (the “Articles”) which have been delivered to the Investors in the form attached hereto as Schedule 3.7, are the Articles of Association of the Company in effect on the date hereof and shall not be amended prior to the Closing;

3.8.
Immediately prior to the Closing, the authorized share capital of the Company shall consist of NIS 100,000 divided into 10,000,000 (Ten Million) Ordinary Shares, par value NIS 0.01 each, of which 185,800 (One Hundred Eighty-Five Thousand Eight Hundred) Ordinary Shares are allotted and issued on the date hereof; Schedule 3.8 sets forth a true, correct and complete list of the shareholders of the Company and the number of shares issued and outstanding on the date hereof and immediately prior to the Closing;

3.9.
The current directors of the Company are Mr. Michael David West, Mr. Alfred Dennis Kingsley, Mr. David Shlachet, Mr. Ophir Shahaf and Dr. Raphael Hofstein. Other than as set forth in the Amended and Restated Shareholders Agreement and the Amended Articles, the Company has no agreement, obligation or commitment with respect to the election of any individual or individuals to the Board of the Company and there is no voting agreement or other arrangement among the Company's shareholders. There are no agreements, commitments or understandings, whether written or oral, with respect to any compensation to be provided to the Company's directors (in their capacity as such);

3.10.
Schedule 3.10 sets forth a complete list of the shareholders and their shareholdings immediately after the Closing. Except as set forth in Schedule 3.10, there are no options, warrants, calls or rights of any kind to purchase or acquire, and no securities convertible into, securities of the Company, and there are no other agreements of any kind or character obligating the Company to issue, transfer or sell any of its capital securities and there is no person or entity (including the Company’s shareholders) holding any right whatsoever to receive shares, or other securities or rights, in the Company, whether by virtue of options or by virtue of the holding of convertible securities or by virtue of any other rights whatsoever. As of the Closing, the New Issue Shares will be duly authorized and validly issued, and will be fully paid and non-assessable, and the New Issue Shares will be free and clear of any liens, encumbrances, options and restrictions created by the Company, its shareholders or any third party rights and interests, except as specified in said Schedule 3.10 or the Amended Articles;

3.11.
Subject to the fulfillment of the Closing Conditions, the Company has the necessary power and authority to execute this Agreement, to issue the New Issue Shares and to carry out and perform its obligations hereunder and neither the execution nor the delivery of this Agreement nor the performance by the Company of the terms hereof nor the issuance of the New Issue Shares to the Investors will result in a violation of any provision of law, rule or regulation, or result in a breach of the terms or conditions of, or conflict with or constitute a default under, the Amended Articles of the Company or any agreement, governmental license, order, writ, decree, injunction, judgment or regulatory restriction or obligation to which the Company is party or by which it or its properties or assets are bound or affected, or result in the creation or imposition of a lien, charge, security interest or other encumbrance on the New Issue Shares or the assets or properties of the Company;

3.12.
The Company has adopted all resolutions necessary to enter into this Agreement and, subject to the fulfillment of the Closing Conditions, to fulfill its undertakings therein, and in accordance with such resolutions, Dr. Charles Irving has been authorized by the Board to sign this Agreement on behalf of the Company, and other than as set forth in this Agreement, the Company's execution and performance of this Agreement do not require the consent, approval or action of, or any filing with or notice to, any corporation, bank, person, any other third party, firm or any governmental or judicial authority in relation to the transactions contemplated herein;

3.13.
Subject to the fulfillment of the Closing Conditions, no person or entity whatsoever has any right of first refusal or other preemption rights of any kind, relating to the issuance of the New Issue Shares to the Investors (or has waived such right); and there exists no hindrance, whether by statute, contract, or otherwise, preventing the Company from entering into this Agreement, and fulfilling its undertakings in terms hereof;

3.14.
The Company has delivered to the Investors a copy of its audited annual financial statements as of March 31, 2010 (the "Financial Statements"), which Financial Statements are true, correct and complete in all material respects, and which Financial Statements have been prepared in accordance with IFRS consistently applied, and fairly and accurately present in all material respects the financial position of the Company as at such dates and the results of its operations for the periods then ended. Except as set forth in Schedule 3.14, as from April 1, 2010 there has not been: (i) any material change in the assets, liabilities, condition (financial or otherwise) or business of the Company; (ii) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, conditions (financial or otherwise), operating results or business of the Company; (iii) any waiver by the Company of a material right or a material debt owed to it; (iv) any satisfaction or discharge of any material lien, material claim or material encumbrance or payment of any material obligation by the Company, except in the ordinary course of business and that is not individually or in the aggregate adverse to the assets, properties, condition (financial or otherwise), operating results or business of the Company; (v) any material change or amendment to a material agreement by which the Company or any of its respective assets or properties is bound or subject; (vi) any material change in any compensation arrangement or agreement with any employee of the Company and payment or increase by the Company of any bonuses, salaries, or other compensation to any shareholder, director, officer, employee or consultant, or entry into any employment, severance, or similar agreement with any director, officer, employee or consultant; (vii) any loans made by the Company to its employees, officers, or directors other than travel advances made in the ordinary course of business; (viii) any sale, transfer or lease of, or mortgage or pledge of imposition of lien on, any of the Company’s assets; (ix) the Company has not incurred any material liabilities, debts or obligations in excess of $20,000 each, whether accrued, absolute or contingent and has no indebtedness for money borrowed in excess of $20,000; (x) any declaration or payment of any dividend or other distribution or payment in respect of shares of the Company; (xi) any change in the accounting methods used by the Company; (xii) any material adverse change in the liabilities, condition (financial or otherwise) or business of the Company from that reflected in the Financial Statements; (xiii) any other event or condition of any character that would materially adversely affect the assets, properties, condition (financial or otherwise), operating results or business of the Company; (xiv) any agreement or commitment by the Company to do any of the things described in this Section 3.14;

3.15.
The Company has filed all tax returns and reports (including information returns and reports) as required by law and has paid all taxes and other assessments due, if any. Each such return or report was true and complete in all material respects when filed. None of such returns or reports has been audited by any taxing authority and the Company has not been advised that any of such returns or reports will be audited. Except as set forth in the Financial Statements, since the date of its incorporation, the Company has not incurred any taxes, assessments or governmental charges other than in the ordinary course of business and the Company has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period. In accordance with information received from employees, and service providers, the Company has withheld or collected from each payment made to each of its employees, or service providers the amount of all taxes required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories;

3.16.
The Company has no subsidiaries and does not own, directly or indirectly, any capital stock of, or have any direct or indirect equity or ownership interest in, the business of any corporation or entity;

3.17.	There is no action, proceeding, or to the best of the Company’s knowledge, investigation or inquiry pending or threatened affecting the Company or its assets;

3.18.
The Company is not involved in any litigation nor does the Company know of any claim or threat of such litigation before judicial or quasi-judicial instances. The Company has no knowledge of any litigation to which any of its shareholders are party which may have repercussions or any effect on the business of the Company. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or governmental agency or instrumentality;

3.19.
Schedule 3.19 hereto contains a complete and correct list and description of the patent rights and technology to which the Company was granted an exclusive license to exploit from ESI pursuant to the ESI License Agreement and the Restated Hadasit License Agreement (collectively, the "Licensed IP"). Save as set forth in Schedule 3.19, and to the best of the knowledge of the Company, the Licensed IP and the intellectual property licensed to the Company by Geron Corporation pursuant to the Cross License Agreement of November 24, 2006 contains all intellectual rights and proprietary rights, necessary to enable the Company to carry on its activities as currently conducted. To the best of the knowledge of the Company and without enquiry, the exploitation by Teva of the rights that may be granted to Teva under the Teva Option Agreement shall not infringe any third party intellectual property rights other than potentially those of Wisconsin Alumni Research Foundation ("WARF") and Advanced Cell Technology (“ACT”). To the best of the knowledge of the Company, licenses from WARF and ACT may be required in order to carry on business in the stem cell field in the USA in general, and in the field of retinal pigment epithelial cells in particular. Except as set forth in Schedule 3.19, the Company has not granted, and there are no outstanding licenses or agreements of any kind relating to the Licensed IP, nor is the Company bound by or a party to any option, license or agreement of any kind with respect to the Licensed IP. Except as set forth in Schedule 3.19, and to the best of the knowledge of the Company, the Company is not obligated to pay any royalties or other payments to third parties with respect to the use of the Licensed IP or in connection with the conduct of its activities as currently conducted. To the best of the knowledge of the Company, the use of the Licensed IP and the current and proposed conduct of the Company's activities and business do not infringe on any intellectual property rights of any person, and will not infringe on any intellectual property rights of any person other than WARF and/or ACT. To the best of the Company's knowledge, there is no unauthorized use, infringement or misappropriation of the Licensed IP by any third party;

3.20.
Save as may be otherwise stipulated in the Restated Hadasit License Agreement, the Product Development Agreement attached thereto and/or in the Additional Research Agreement, the Licensed IP and all intellectual property of any kind, which has been developed and is currently being developed by any employee or consultant of the Company in the framework of his/her employment or consultancy with the Company, is and shall be the sole property of the Company. To the best knowledge of the Company, no such agreements have been violated by any employee or consultant, or former employee or consultant, or other person;

3.21.	Schedule 3.21 hereto contains status reports on the Licensed IP, dated October 4, 2010 prepared by the Company’s patent attorneys;

3.22.
Schedule 3.22 attached hereto contains a complete and correct list as of the date hereof of all material contracts to which the Company is a party or by which it or any of its properties is bound (the "Material Agreements"). Each Material Agreement is in full force and effect and neither the Company nor, to the best knowledge of the Company, any other party thereto is in breach thereof. Except as set forth in Schedule 3.22, the Company has no employment or consulting contracts, deferred compensation agreements or bonus, incentive, profit-sharing, or pension plans currently in force and effect, or any understanding with respect to any of the foregoing. To the Company’s best knowledge, no event has occurred or circumstance exists that (with or without notice or lapse of time) contravene, conflict with, or result in a material violation or breach of, or give the Company or any other person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Material Agreement. Except for the Material Agreements, the Company is not a party to, or bound by, any other agreements, understandings, instruments, contracts, proposed transactions that may involve or relate to (i) obligations (contingent or otherwise) of, or payments to, the Company, exceeding $20,000 each, or (ii) intellectual property rights of the Company and/or the intellectual property rights of any third party, or (iii) product distribution rights, or (iv) provisions restricting or affecting the development, manufacture or distribution of the Company’s products or services, or (v) restrictions or limitations on the Company’s right to do business or compete in any area or any field with any person, firm or company, or (vi) indemnification by the Company with respect to infringements of proprietary rights; (vii) the issuance of any securities of the Company or any rights in respect thereto or any commitment or understanding in respect of the foregoing, (viii) securities of the Company, including voting or consent agreements with respect to any security of the Company or the voting by any director of the Company, or (ix) loans or credits; or which is otherwise material to the Company;

3.23.
Except as set forth in Schedule 3.23 attached hereto, no officer or director of the Company, or any Affiliate of any such person or the Company, has or has had, either directly or indirectly, (a) an interest in any person or entity which (i) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Company, or (ii) purchases from or sells or furnishes to the Company any goods or services, or (b) a beneficial interest in any contract or agreement to which the Company is a party or by which it may be bound or affected. Except as set forth in such schedule, there are no existing arrangements or proposed transactions between the Company and any officer, director, or holder of 5% or more of the share capital of the Company, or to the best knowledge of the Company any Affiliate or associate of any such person. No employee, shareholder, officer, or director of the Company is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them other than advances for travel, salary and other expenses in the Company’s ordinary course of business;

3.24.
The Company has provided the Investors with accurate and complete copies of the minutes of every meeting of the Company’s shareholders and Board (and any committee thereof). No other resolutions have been passed, enacted, consented to or adopted by the directors (or any committee thereof) or shareholders of the Company. The corporate records of the Company have been maintained in accordance with all applicable statutory requirements and are complete and accurate in all material respects;

3.25.
Schedule 3.25 attached hereto contains a complete and accurate list of all officers, employees and consultants of the Company (each a “Representative”). To the Company’s knowledge, none of the Representatives is a party to, or otherwise bound by, any agreement or arrangement (including any confidentiality, non-competition, proprietary rights agreement, licenses, covenants or commitments of any nature), or subject to any Order (as defined below) or any other restriction that adversely affects or will affect the performance of his/her duties as an employee, officer or consultant of the Company or the ability of the Company to conduct its business as currently conducted or proposed to be conducted. To the knowledge of the Company, the carrying on of the Company's business by its Representatives as currently conducted or proposed to be conducted, and the conduct by the Company of its business as currently conducted or proposed to be conducted, will not conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such Representatives of the Company is now obligated. To the knowledge of the Company, no officer or other key employee of the Company intends to terminate its engagement with the Company;

3.26.
Neither the Company nor, to the Company’s knowledge, any of its officers, directors or shareholders, has employed or made any agreement with any broker, finder or similar agent or any person or firm, which will result in the obligation of the Company or any of the Investors to pay any finder’s fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby;

3.27.
No representation or warranty by the Company in this Agreement or in any written statement or certificate furnished or to be furnished by the Company to the Investors pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein in the light of the context in which they are made not misleading. The Company has provided the Investor with all information requested by the Investor; and

3.28.	Except as otherwise set forth in this Agreement:

3.28.1.
The Company has not provided any third party guarantees whatsoever, whether to secure the Company’s commitments or guaranteed the commitments of any other person or entity (including the Company’s employees);

3.28.2.	No guarantees were given by third parties (including by the Company’s founders) to secure the Company’s commitments to other or others, which are in force at the date hereof.

4.	REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each Investor, severally and not jointly, represents and warrants to the Company, and acknowledges that the Company is entering into this Agreement in reliance thereon, as of the date hereof and as of the Closing, as follows:

4.1.
All actions on the part of the Investor necessary for the authorization, execution, delivery, and performance by it of this Agreement and the transactions contemplated herein, have been duly taken to authorize the execution, delivery and performance by it of this Agreement and the transactions contemplated herein, and this Agreement and the transactions contemplated herein are legal, valid, and binding obligations, enforceable as to the Investor in accordance with their terms. The execution, delivery and performance of this Agreement and the transactions contemplated herein do not and will not violate (or result in the violation) or conflict with the Investor’s governing internal documents;

4.2.
Without derogating from the Company's representations and warranties hereunder, each of the Investors has spoken to members of the management of the Company, has been afforded with the opportunity to ask questions and has performed its independent due diligence. Each Investor further acknowledges that, except as otherwise expressly provided for herein, no express or implied warranty, representation or covenant whatsoever has been made by the Company hereunder;

4.3.
Each Investor has the requisite knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the investment envisaged under this Agreement, and of investing in the Company, and each Investor acknowledges and represent that such investment may be completely lost, and it is financially able to bear such risk. Each Investor understands that the New Issue Shares have not been registered under the securities laws of Israel or of any other state or jurisdiction;

4.4.
The execution of this Agreement by the Investors and the performance of their respective obligations hereunder do not require the consent or agreement of any person, authority or entity which has not been or will not be obtained prior to the date of the Closing, and will not violate any provision of any instrument, judgment, order, writ, decree or contract to which it is party or by which it is bound, or any provision of law, rule or regulation applicable to the Investor which would prevent the execution by the Investor of this Agreement or the performance of its obligations hereunder and thereunder; and

4.5.
Each Investor has not employed nor made any agreement with any broker, finder or similar agent or any person or firm, which will result in the obligation of the Company or the Investor to pay any finder’s fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

5.	AFFIRMATIVE CONVENANTS

5.1.
A portion of the proceeds of the Investment hereunder together with certain funds received by the Company from the OCS (the "OCS Funds") for the development of a cell therapy product for Age Related Macular Degeneration (AMD) based on RPE cells derived from human embryonic stem cells will be used by the Company to fund the Company's RPE research and development program, as described in Schedule 5.1 attached hereto (the "RPE Program") as per the budget shown thereon (the "RPE Budget"). The remaining portion of the Investment proceeds shall be used to fund up to $ 320,000 (Three Hundred and Twenty Thousand US Dollars) in cost overruns which may be incurred in the implementation of the RPE Program, research under the Additional Research Agreement as well as other research and the Company's ongoing operations.

5.2.	Following the Closing, the Board may act to increase the number of Ordinary Shares available to employees and consultants under the Company's Employee Share Ownership and Option Plan (2007).

6.	CONFIDENTIAL INFORMATION; PUBLICATION

6.1.
Each Investor agrees that it will keep confidential and will not disclose, divulge or use for any purpose, other than to monitor its investment in the Company, any confidential, proprietary or secret information which such Investor may obtain from the Company regarding its research and development programs or any other information, reports or materials submitted by the Company to the Investor pursuant to this Agreement or pursuant to visitation or inspection rights granted to an Investor pursuant to the Amended and Restated Shareholders Agreement (“Confidential Information”), unless such Confidential Information is known, or until such Confidential Information becomes known, to the public (other than as a result of a breach of this Section by the Investor); provided, however, that an Investor may disclose Confidential Information (i) to its attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (ii) to any prospective purchaser of any New Issue Shares, or other Company shares, from an Investor, as long as such prospective purchaser agrees in writing to be bound by the provisions of this Section, (iii) to any Affiliate of the Investor or to a partner, shareholder or subsidiary of the Investor provided that such person agrees in writing to be bound by the provisions of this Section, or (iv) as may otherwise be required by court order, statute, regulation, or legal disclosure obligation, provided that the Investor  informs the Company of any such required disclosure in advance, takes reasonable steps to minimize the extent of any such required disclosure and cooperates with the Company in any challenge by the Company of any such obligation.

6.2.
The foregoing restrictions shall not apply to such of the Confidential Information that the Investor can document: (i) at the time of disclosure was publicly available, or after disclosure becomes a part of the public domain through no act or omission by the Investor; (ii) was, prior to the time of disclosure, in the Investor's possession and not subject to any obligation to a third party of non-disclosure, as shown by the Investor's written records; (iii) was subsequently received by the Investor from a third party free of any obligation of non-disclosure imposed on or by the third party; or (iv) was developed by the Investor independently of, and without reference to, Confidential Information.

6.3.
The Parties have agreed on the form of a press release which is attached hereto as Schedule 6.3, which press release may be issued by the Company and/or any of the Investors following the date hereof. Thereafter, no Party shall issue any press release, statement or otherwise make any disclosure related hereto without first providing the other Parties with a draft of the proposed disclosure and the opportunity to comment, and the disclosing Party shall strive to implement any comments provided by the other Parties. The provisions of this Section 6.3 shall not apply to any disclosure that is (a) financial reporting, or (b) consistent with a previous press release, statement or disclosure made pursuant to this Section 6.3 by the Company or by any other Party.

7.	INDEMNIFICATION AND REMEDIES

7.1.
In the event of any breach or misrepresentation of any covenant, warranty or representation made by the Company under this Agreement, the Company agrees to protect, defend, indemnify and hold harmless the Investors, their respective officers, employees, directors and partners against any and all loss, liability, deficiency, damage, cost or other expenses (including reasonable legal fees and expenses) (collectively, “Losses”), as and when incurred, based upon or arising out of any breach or misrepresentation of any of the representations or warranties of the Company contained in this Agreement.

7.2.
In the event of any material breach or misrepresentation of any covenant, warranty or representation made by an Investor under this Agreement or any other provision to this Agreement, such Investor agrees to protect, defend, indemnify and hold harmless the Company, and its respective officers, employees, directors and partners, against any and all Losses, as and when incurred, based upon or arising out of any material breach of any of the representations or warranties of such Investor contained in this Agreement.

7.3.
Notwithstanding anything to the contrary herein, the maximum liability of an Investor and the Company to a specific Investor and the total indemnification by an Investor and/or the Company, as the case may be (the "Maximum Liability") shall not exceed the price paid by such Investor for its respective New Issue Shares hereunder.

7.4.
Promptly after receipt by an Investor or the Company of notice of the commencement of any claim, action, suit, proceeding or investigation in respect of which indemnity may be sought pursuant to this Section 7 (“Claim”), such party (the "Indemnitee") shall so notify the party from whom indemnification is sought hereunder (the "Indemnitor") in writing, describing in reasonable detail the facts and circumstances upon which the asserted claim for indemnification is based, and shall thereafter keep the Indemnitor reasonably informed with respect thereto. In any event, the Indemnitee shall cooperate with the Indemnitor in the defense of any Claim for which the Indemnitor assumes the defense. The Indemnitor shall have the right to assume the defense of any Claim, at its discretion, with counsel reasonably satisfactory to the Indemnitee, except if, in the opinion of Indemnitee, there is any conflict of interest between the Indemnitee and the Indemnitor. The Indemnitor shall not be liable for the settlement by the Indemnitee of any Claim effected without its consent, which consent shall not be unreasonably withheld. The Indemnitor shall not enter into any settlement of a Claim to which the Indemnitee is a party, unless such settlement includes a general release of the Indemnitee with no payment by the Indemnitee of consideration and without an admission of liability.

7.5.	Notwithstanding the foregoing, no claims shall be asserted under this Section 7 unless the aggregate amount claimed is in excess of US$20,000 (Twenty Thousand US Dollars).

7.6.
EXCEPT IN THE CASE OF A WILLFUL OR FRAUDULENT MISREPRESENTATION UNDER THIS AGREEMENT, IN NO EVENT SHALL A PARTY BE LIABLE TO THE OTHER PARTIES OR ANY OF THEIR AFFILIATES FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL PUNITIVE OR EXEMPLARY DAMAGES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS, BUSINESS OR GOODWILL) SUFFERED OR INCURRED BY ANY OTHER PARTY OR ITS AFFILIATES, WHETHER BASED UPON A CLAIM OR ACTION OF CONTRACT, WARRANTY, NEGLIGENCE OR TORT, OR OTHERWISE, ARISING OUT OF THIS AGREEMENT.

7.7.
Except in the case of fraud or intentional misrepresentation, the indemnification set forth in this Section 7 shall not apply with respect to demands and claims, if such demands or claims were first made after 18 (eighteen) months following the date of the Closing.

8.	MISCELLANEOUS

8.1.	Notices.

All notices or other communications hereunder shall be in writing and shall be given in person, by air delivery service, by registered mail (registered international air mail if mailed internationally) or by facsimile transmission (provided that written confirmation of receipt is provided), addressed as set forth below:

If to the Company:	Cell Cure Neurosciences Ltd. Kiryat Hadassah, PO Box 12247 Jerusalem 91121, Israel Fax: 972.2.643.7712 Attn: Dr. Charles Irving, CEO
With a copy to: (which will not constitute notice)	Baratz & Co. 1 Azrieli Center Round Tower, 18th Floor Tel Aviv 67021, Israel Fax: 972.3.607.3778 Attn: Yael Baratz, Adv.

If to Teva:	Teva Pharmaceutical Industries Ltd. 5 Basel Street Petach Tikva 49131 Israel Fax: 972.3.926.7581 Attn: Aharon Schwartz, VP Strategic Business Planning and New Ventures
With a copy to (which will not constitute notice):	Teva Pharmaceutical Industries Ltd. 5 Basel Street Petach Tikva 49131 Israel Fax: 972.3.926.7429 Attn: General Counsel, Legal Department
If to HBL:	HBL- Hadasit Bio-Holdings Ltd. c/o Hadasit Medical Research Services and Development Ltd. Kiryat Hadassah POB 12000 Jerusalem 91120, Israel Fax: 972.2.643.7712 Attn: Ophir Shahaf, CEO
With a copy to: (which will not constitute notice)	Ephraim Abramson & Co. 2 Beitar Street Third Floor Jerusalem 93386 Israel Fax: +972-2-565-4001 Attn: Harry Grynberg, Adv. and Ami Hordes, Adv.
If to BioTime:	BioTime, Inc. 1301 Harbor Bay Parkway Suite 100 Alameda, California 94502 USA Fax: 510.521.3389 Attn: Dr. Michael D. West, CEO
With a copy to: (which will not constitute notice)	TT Thompson, Welch, Soroko & Gilbert LLP 201 Tamal Vista Blvd Corte Madera, California 94925 Fax: 415.927.5210 Attn: Richard S. Soroko, Esq.

Or such other address as any Party may designate to the others in accordance with the aforesaid procedure.

All notices and other communications delivered in person or by courier or air delivery service shall be deemed to have been delivered as of actual delivery thereof, those given by facsimile transmission shall be deemed delivered on the following business day after transmission with confirmed transmission thereof, and all notices and other communications sent by registered mail (or air mail if the posting is international) shall be deemed given seven (7) days after posting.

8.2.	Successors and Assigns

Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the Parties hereto. None of the rights, privileges, or obligations set forth in, arising under, or created by this Agreement may be assigned without the prior consent in writing of each Party to this Agreement, except for assignment by an Investor to any of its Affiliates which shall not require such prior consent.

8.3.	Expenses

Each Party shall bear its own costs and expenses related to the transactions contemplated hereby.

8.4.	Delays or Omissions; Waiver

No delay or omission to exercise any right, power, or remedy accruing to either the Company or an Investor, upon any breach or default by the other hereunder, shall impair any such right or remedy nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein or in any similar breach or default thereafter occurring. Any waiver, permit, consent or approval of any kind or character on any Party’s part of any breach, default or noncompliance under this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

8.5.	Taxes

Each of the Parties shall bear and pay the taxes and levies imposed on it (if at all) under any law in relation with this Agreement and the transactions contemplated herein.

8.6.	Entire Agreement; Amendment

This Agreement (together with the schedules and exhibits attached hereto), including the Amended and Restated Shareholders Agreement, contain the entire understanding of the Parties with respect to its subject matter and all prior negotiations, discussions, commitments, representations, covenants and understandings heretofore between them with respect to the matters hereof are merged herein. Any term of this Agreement may be amended with the written consent of the Company and the Investors.  The observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) in writing by the Party against which the waiver is sought and shall be effective only to the extent specifically set forth in such writing.

8.7.	Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Any Party may enter into this Agreement by signing any such counterpart and each counterpart may be signed and executed by the Parties and transmitted by facsimile or by electronic mail in PDF format and shall be as valid and effective as if executed as an original.

8.8.	Governing Law.

This Agreement shall be exclusively governed by and construed in accordance with the laws of the State of Israel, without giving effect to the rules respecting conflict of law. The Parties hereto irrevocably submit to the exclusive jurisdiction of the courts of Tel-Aviv/ Jaffa in respect of any dispute or matter arising out of or connected with this Agreement.

8.9.	Further Actions.

At any time and from time to time, each Party agrees, without further consideration, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

8.10.	Severability.

In case any provision of this Agreement is held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

8.11.	Definition of Affiliates.

The term "Affiliate" where used in this Agreement shall have the meaning ascribed to such term in the Amended Articles.

[THE REMAINDER OF THIS PAGE WAS INTENTIONALLY LEFT BLANK]

Signature Page
Share Purchase Agreement

IN WITNESS WHEREOF, this Agreement has been duly executed on the date herein above set forth.

CELL CURE NEUROSCIENCES LTD.

s/ Charles S. Irving
Name:	Charles S. Irving
Title:	CEO

TEVA PHARMACEUTICAL INDUSTRIES LTD.

s/ Aharon Schwartz
Name:	Aharon Schwartz
Title:	Vice President Innovative Ventures

s/ Josh Levine
Name:	Josh Levine
Title:	Senior Director Innovative Ventures

HBL- HADASIT BIO-HOLDINGS LTD.

s/ Ophir Shahaf
Name:	Ophir Shahaf
Title:	CEO

BIOTIME, INC.

s/ Michael D. West
Name:	Michael D. West
Title:	Chief Executive Officer

Schedule No.	Document	Description
1.1
This schedule lists:
▪ names of Investors
▪ number of Ordinary Shares owned by each investor
▪ the purchase price for New Issue Shares to be paid by each Investor
▪ the HBL Conversion Amount
▪ the BioTime Conversion Amount

2.2.1	Form of New Issue Share Certificate	--
2.2.3(a)	Shareholders' Resolution	Approves the execution and performance of the Agreement and the transactions contemplated in the Agreement
2.2.3(b)	Third Amended and Restated Articles of Association	--
2.2.4	Form of Board of Directors' Resolution	Approves the execution of the Agreement and issuance of the New Issue Shares and the transactions contemplated in the Agreement
2.2.6	Form of Compliance Certificate
Confirms that all of the representations and warranties made by Cell Cure were true and correct when made, were true and correct at the Closing Date, and that Cell Cure had performed al material respects all obligations required under the Agreement to be performed by it on or before the Closing

2.2.7	Form of Share Register	Shows the Investors and their respective amounts of New Issue Shares
2.2.8	Amended and Restated Shareholders Agreement	Replaces the Shareholders Agreement between Cell Cure, HBL and ES Cell International Pte Ltd. dated March 22, 2006
2.2.11	Form of Side Letter Agreement	This side letter agreement documents Teva's "step in rights" in the situation of a breach by Cell Cure of the Restated Hadasit License Agreement.
2.2.12	Form of Side Letter Agreement	This side letter agreement documents Teva's "step in rights" in the situation of a breach by Cell Cure of the ESI License Agreement.
2.2.13	Form of Third Amendment to the ESI License Agreement	--
2.2.14	Form of OCS Undertaking	--
3.7	Second Amended and Restated Articles of Association	--
3.8		Lists the shareholders of Cell Cure and the number of shares issued and outstanding on the date of the Agreement and immediately prior to the Closing

3.10	--	Complete list of the shareholders and their shareholdings immediately after the Closing
3.14	--	Indicates the changes to the March 31, 2010 Financial Statements; dated as of April 1, 2010
3.19	List of Licensed IP
List and description of patent rights and technology to which Cell Cure was granted an exclusive license to exploit from ESI pursuant to the ESI License Agreement and the Restated Hadasit License Agreement

3.21	Status reports on Licensed IP	Dated October 4, 2010, prepared by Cell Cure's patent attorneys
3.22	List of Material Agreements	--
3.23	--
Discloses the following:
▪ any interests any officer or director of Cell Cure or any Affiliate of such person or Cell Cure may have in connection with providing goods and services to, or acquiring goods and services from, Cell Cure
▪ any interests any officer or director of Cell Cure or any Affiliate of such person or Cell Cure may have in connection with any contract binding or affecting Cell Cure
▪ any existing or proposed transactions between Cell Cure and any officer, director, or holder of 5% or more of the share capital of Cell Cure

3.25	--	List of officers, employees, and consultants of Cell Cure
5.1	--	Description of Cell Cure's RPE Program and the RPE Budget
6.3	Form of Press Release	Form of press release which may be issued by Cell Cure and/or any of the Investors following the date of the Agreement

The above-listed schedules were omitted pursuant to Item 601(b)(2) of Regulation S-K.  BioTime agrees to furnish supplementally to the Commission, upon request, a copy of any omitted schedule.